Exhibit B.10

                         Consent of Independent Auditors

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                                 Exhibit 99-B.10

                         CONSENT OF INDEPENDENT AUDITORS

         The Board of Directors of Aetna Insurance Company of America and Contractholders of Aetna Variable Annuity Account I:

         We consent to the use of our report dated February 14, 2001, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 27, 2001, relating to the consolidated financial statements of Aetna Insurance Company of America, which are incorporated by reference in this Amendment no. 4 to Registration Statement on Form N-4 (File No. 333-87131).

                                                                    /S/ KPMG LLP

         Hartford, Connecticut
         December 12, 2001